Exhibit 99.1

June 30, 2017

Tessera Receives Favorable Notice of Initial Determination in Broadcom ITC Investigation

SAN JOSE, Calif., (BUSINESS WIRE) – Tessera Technologies, Inc. and certain of its subsidiaries (collectively, “Tessera”), announced today that Administrative Law Judge Sandra Dee Lord of the U.S. International Trade Commission (“ITC”), issued a Notice of Initial Determination (“ID”) in Certain Semiconductor Devices, Semiconductor Device Packages, And Products Containing Same, Investigation No. 337-TA-1010. Tessera is a subsidiary of Xperi Corporation (NASDAQ:XPER) (the “Company”).

The notice includes only a brief summary of the ID’s conclusions. According to the notice, ALJ Lord found a violation of Section 337 of the Tariff Act due to infringement of U.S. Patent No. 6,849,946 by Broadcom and its named customers. She found that U.S. Patent No. 6,133,136 was infringed and valid, but found no violation due to lack of domestic industry. She found no violation with respect to U.S. Patent No. 6,856,007.

The parties and their counsel have not yet received the full ID, which is subject to confidentiality restrictions. Thus, no further details on the substance of the decision, including details about the scope of the ALJ’s infringement finding, are available at this time. After the Company’s counsel receives the full ID, which it anticipates to be within the next few days, the Company will determine whether further comment on the decision is appropriate.

The ID is now subject to review by the Commissioners at the ITC. Any remedies would not issue until the completion of the investigation, which at this time is scheduled for October 30, 2017.

About Xperi Corporation’s Semiconductor and IP Licensing Business

Tessera and Invensas are subsidiaries of Xperi Corporation. Over the past 27 years, research and development at both Tessera and Invensas has led to significant innovations in semiconductor packaging technology, which has been widely licensed and is found in billions of electronic devices globally. Invensas develops next-generation semiconductor packaging and interconnect technologies for memory, mobile, computing and automotive applications. Through collaborative partnerships with world-class manufacturing companies and high-volume equipment and materials suppliers, Invensas licenses these technology solutions to original equipment manufacturers, original design manufacturers, integrated device manufacturers, fabless device suppliers, foundries and outsourced assembly and test providers, and supports the technology transfer at customer-designated sites. Additionally, Invensas’ low temperature wafer bonding technologies target the image sensor, DRAM, MEMS, RF and 2.5D logic markets.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect the ITC proceedings, and the applicability of the U.S. Patent Nos. 6,849,946, 6,133,136, or 6,856,007 to Broadcom or its customers. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; failure to realize the anticipated benefits of the Company’s recent acquisition of DTS, Inc., including as a result of integrating the business of DTS; pricing trends, including the Company’s ability to achieve economies of scale; the expected amount and timing of cost savings and operating synergies; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SOURCE: XPERI CORPORATION

XPER-L

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Xperi Corporation

PR Contact:

Jordan Miller, +1 818-436-1082

jordan.miller@xperi.com

or

Investor Relations Contact:

Geri Weinfeld, +1 818-436-1231

geri.weinfeld@xperi.com